UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2014

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 4, 2014, The J. M. Smucker Company (the “Company”) issued a press release announcing that, effective July 16, 2014, John W. Denman, the Company’s Vice President, Controller, and Chief Accounting Officer, will assume the position of Vice President, Human Resource Operations. Therefore, effective July 16, 2014, Mr. Denman will no longer serve as the Company’s principal accounting officer, and Mark R. Belgya, the Company’s Senior Vice President and Chief Financial Officer, will serve in that role.

(c) As noted above, effective July 16, 2014, John W. Denman will no longer serve as the Company’s principal accounting officer, and Mark R. Belgya, the Company’s Senior Vice President and Chief Financial Officer, will serve in that role. Mr. Belgya, 53, has served as the Company’s Senior Vice President and Chief Financial Officer since October 2009, having served as Vice President and Chief Financial Officer since October 2008. Prior to that time, he served as Vice President, Chief Financial Officer and Treasurer since January 2005.

Item 8.01	Other Events.

On June 4, 2014, the Company also announced that, effective July 1, 2014, Jill Penrose, the Company’s Vice President, Strategy and Organization Development, will become an executive officer and assume the position of Vice President, Human Resources.

A copy of the press release issued by the Company, dated June 4, 2014, announcing these organizational changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release issued by The J. M. Smucker Company, dated June 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
	Name:	Jeannette L. Knudsen
	Title:	Vice President, General Counsel and Corporate Secretary

Date: June 4, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release issued by The J. M. Smucker Company, dated June 4, 2014.